Exhibit 10.1

TERMINATION, SETTLEMENT AND

MUTUAL GENERAL RELEASE

AGREEMENT

This Termination, Settlement and Mutual General Release Agreement (this “Agreement”) is entered into as of March 17, 2026 (the “Effective Date”), by and among:

QUARTZSEA ACQUISITION CORPORATION, a blank check company (“SPAC”); and BROADWAY TECHNOLOGY INC., a company (“Company”).

RECITALS

WHEREAS, the Parties entered into a Business Combination Agreement (the “BCA”) regarding a proposed business combination;

WHEREAS, the Proposed Transaction required completion of CSRC approval and PRC regulatory processes;

WHEREAS, due to the prolonged CSRC approval process and regulatory uncertainty, the Company has determined not to proceed with the Proposed Transaction;

WHEREAS, the Parties desire to terminate the BCA and fully and finally resolve all matters arising out of the Proposed Transaction;

NOW, THEREFORE, the Parties agree as follows:

1. TERMINATION

The BCA and the Proposed Transaction are hereby terminated in their entirety effective as of the Effective Date.

2. MUTUAL GENERAL RELEASE

Each Party releases the others from any and all claims relating to the BCA and Proposed Transaction.

3. CONFIDENTIALITY

The terms of this Agreement shall remain confidential except as required by law or SEC disclosure.

4. GOVERNING LAW

This Agreement shall be governed by the laws of the State of New York. Disputes shall be resolved by arbitration in New York.

SIGNATURES

QUARTZSEA ACQUISITION CORPORATION

By:	/s/ Qi Gong
Name:	Qi Gong
Title:	CEO

BROADWAY TECHNOLOGY INC.

By:	/s/ Fan Zhang
Name:	Fan Zhang
Title:	CEO